                                                                    EXHIBIT 12.1

AIRTRAN HOLDINGS, INC.
EXHIBIT 12.1 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES (in thousands)



                                                          Year Ended December 31                      Six Months Ended June 30
                                             -----------------------------------------------------   ----------------------------
                                               1996        1997       1998       1999       2000           2000          2001
                                             -----------------------------------------------------   ----------------------------
Income (loss) before taxes and
 cumulative effect of change in
 accounting principle                        $(65,932)  $(119,438)  $(40,738)  $(96,655)   $47,436        $  26,615       $25,294

Amortization of capitalized interest                -           -          -         38        187               92            99
Interest including interest capitalized        23,398      25,886     28,701     34,586     48,143           20,833        23,407

Less interest capitalized during
 the period                                    (1,212)     (1,555)    (3,339)    (6,736)    (8,826)          (1,734)       (2,473)
Interest portion of rent expense                5,275       4,552      7,950      7,235     11,336            4,479        10,962
                                             -----------------------------------------------------   ----------------------------

  Earnings (loss)                            $(38,471)  $ (90,555)  $ (7,426)  $(61,532)   $98,276          $50,285       $57,289
                                             =====================================================   ============================

Interest including interest capitalized      $ 23,398   $  25,886   $ 28,701   $ 34,586    $48,143          $20,833       $23,407
Interest portion of rent expense                5,275       4,552      7,950      7,235     11,336            4,479        10,962
                                             -----------------------------------------------------   ----------------------------

 Fixed Charges                               $ 28,673   $  30,438   $ 36,651   $ 41,821    $59,479          $25,312       $34,369
                                             =====================================================   ============================

Ratio of Earnings to Fixed Charges                 (1)         (1)        (1)        (1)       1.7              2.0           1.7
                                             =====================================================   ============================
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(1)  For the periods ended December 31, 1996, 1997, 1998, and 1999, the
     Company's earnings were insufficient to cover fixed charges by $67,144,
     $120,993, $44,077, and $103,353, respectively.